UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2020

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 — Other Events.

As described in the Current Report on Form 8-K filed by Americold Realty Trust (the “Company”) on October 16, 2020, the Company and Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the subsidiary through which the Company conducts its business, entered into (a) forward sales agreements (the “Initial Forward Sales Agreements”) with each of Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC (or their respective affiliates) (the “Forward Purchasers”), and (b) an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), the Forward Purchasers and their respective affiliates, relating to the offer and sale of up to 36,685,000 common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), at a public offering price of $38.00 per share, including an option to purchase up to 4,785,000 additional Common Shares.

On November 9, 2020, the Underwriters exercised in full their option to purchase up to an additional 4,785,000 Common Shares (the “Option Shares”), and the Company entered into additional forward sale agreements with each Forward Purchaser (collectively, the “Additional Forward Sales Agreements” and together with the Initial Forward Sales Agreements, the “Forward Sales Agreements”) relating to the exercise of the Option Shares. The sale of the Option Shares closed on November 12, 2020.

The offering and sale of the Common Shares, including the Option Shares, has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-237704) and the related prospectus supplement dated October 13, 2020, filed by the Company pursuant to Rule 424(b), and the base prospectus dated April 16, 2020.

The Company expects to use the proceeds, if any, it receives upon the settlement of the Forward Sales Agreements, together with proceeds from its debt private placement, if completed, the issuance of 14,166,667 Common Shares in a private placement with the sellers in connection with the Agro Merchants Acquisition (as defined below) and, if necessary, cash on hand, to fund the previously announced acquisition of certain subsidiaries of Agro Merchants Group that collectively operate the business of Agro Merchants Group (the “Agro Merchants Acquisition”). Any remaining proceeds are expected to be used for the funding of other development, expansion and acquisition opportunities. In the event that the Agro Merchants Acquisition is not completed, the Company intends to use the net proceeds it receives for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Forward sale agreement by and between the Company and Citigroup Global Markets Inc. (or its affiliate) regarding the registered forward transaction

1.2	Forward sale agreement by and between the Company and BofA Securities, Inc. (or its affiliate) regarding the registered forward transaction

1.3	Forward sale agreement by and between the Company and Goldman Sachs & Co. LLC (or its affiliate) regarding the registered forward transaction

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name:	Marc Smernoff
Title:	Chief Financial Officer and Executive Vice President